Exhibit 99.1

Truli Media Group Provides Shareholder Update on Substantial Content Acquisition Gains in Last Quarter of 2014 and Announces Effectiveness of Reverse Stock Split

LOS ANGELES, CA--(Marketwired - Mar 17, 2015) -  Truli Media Group, Inc. (OTCQB: TRLI), parent company of www.Truli.com, a global, faith and family friendly media content platform and social community hub, today is providing shareholders with an update on the substantial content acquisition gains that took place during the last quarter of 2014 and announced the effectiveness of Truli's merger into its wholly owned subsidiary also named Truli Media Group, Inc. and a fifty-to-one reverse stock split. The merger is being undertaken to change the company's domicile to Delaware. Effective March 17, 2015, Truli Media Group will be a Delaware corporation and its stock will trade under the symbol TRLID for a period of twenty business days. The symbol will revert back to TRLI at such time. After giving effect to the merger and reverse stock split, Truli has 2,553,683 shares of common stock issued and outstanding.

Jim Dickson, Truli's VP of Content and Distribution, stated, "Truli continued to make great strides in adding new and original content to Truli.com with 49 new content partners in the 4th quarter of 2014. The new partners have already added almost 1,100 programs to the platform. This surpasses our set goal and allows us to offer more new programs to our vast library and to grow our subscriber base as we touch these new content partner's constituents."

Michael Solomon, founder, Chairman and CEO of Truli Media Group, recognized for his vision in the development of many successful media projects, commented: "These numbers reflect a growing desire for what Truli.com has to offer content owners seeking a worldwide distribution platform for their positive and entertaining content. Our objective is for Truli to be the destination platform designed for all people searching for content that is safe for the family and encompasses positive principles."

Solomon continued, "It is imperative that we continue to grow our partnership program as we develop a world class library of content for the family. This is an integral step as we prepare for the commercialization of our web property for both desktop and mobile users. Additionally, we are pleased to announce our reverse stock split as we believe that the new capital structure is more appropriate for our shareholders and for our firm based on our stage of development as a public company."

About Truli Media Group (www.Truli.com):

Truli Media Group, through Truli.com, offers a unique distribution platform focused on family-friendly and inspirational content that is free for users to view, interact and engage with on any mobile apparatus such as tablets, phones, smart TV, etc. Truli is free for ministries as many additional sermons are delivered weekly from hundreds of churches, as well as music videos, film/television content, sports, comedy and educational programs. Truli will derive revenue through the sale of advertising and revenue splits for Pay Per View (PPV) content and products offered on the site. Truli offers a single platform that is flexible and easy to access to connect users, enabling the delivery of relevant and family content to a targeted community market of 100+ million people in the U.S., and 700+ million outside the U.S. Also, Truli Español is already a major content provider to Spanish speakers throughout the world.

Safe Harbor Statement:

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new features or services, or management strategies) and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as "may," "should," "expect," "anticipate," "believe," "estimate," "intend," "plan" and other similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACT INFORMATION

Truli Contact:

Jim Dickson
VP Content and Distribution
(303) 810-4050
Email Contact
www.truli.com

Investors:

Alan Sheinwald
Capital Markets Group
(914) 669-0222
Email Contact

Unencrypted Contact)

Truli Contact:

Jim Dickson
VP Content and Distribution
(303) 810-4050
jim@trulimediagroup.com
www.truli.com

Investors:

Alan Sheinwald
Capital Markets Group
(914) 669-0222
alan@capmarketsgroup.com